EXHIBIT 10.4

AMENDMENT #1

TO THE $550,000 PROMISSORY NOTE DATED MARCH 22, 2017

The parties agree that the $550,000 Fixed Convertible Promissory Note (the “Note”) by and between Indoor Harvest Corp. (the “Borrower”) and Tangiers Global, LLC (the “Lender”) is hereby amended as follows:

1.	Payment. The Lender shall make a payment to the Borrower of $275,000 of Consideration ($250,000 in cash and $25,000 in an OID) under the Note on or before October 10, 2017.

2.	Use of Proceeds. The Company covenants that it will within, three month(s) of the Effective Date of this Consideration, it shall use approximately $250,000 of the proceeds in the manner set forth below (the “Use of Proceeds”):

(1)	$60,000 to be used upon closing to pay off current outstanding payables.
(2)	$25,000 to be used upon closing to execute a MOU for the development of a demonstration farm in Arizona and to provide a deposit on a development in Colorado.
(3)	$25,000 to be used to prepare a Form S-1 associated with an equity line with Tangiers for up to $2,000,000.
(4)	$25,000 to be used for marketing and investor relations.
(5)	$115,000 for operations, general administration.

3.	The Maturity Date. The provision of the Convertible Promissory Note pertaining to the “Maturity Date” is hereby amended and restated in its entirety as set forth below:

The Maturity Date is six months from the Effective Date of each payment (the “Maturity Date”) and is the date upon which the Principal Sum of this Note, as well as any unpaid interest and other fees, shall be due and payable.

4.	Independent Transactions. The Borrower understands and agrees that the Note sets forth the terms for a series of independent transactions in which the Lender may elect to make a payment of Consideration to the Borrower with each payment of Consideration creating a separate obligation of the Borrower to the Lender with the terms set forth in the Note.

ALL OTHER TERMS AND CONDITIONS OF THE NOTE REMAIN IN FULL FORCE AND EFFECT.

Please indicate acceptance and approval of this amendment dated October 10, 2017 by signing below:

Indoor Harvest Corp.	Tangiers Global, LLC

By:	By:	Justin Ederle

Its:	Its:	Managing Member

DISBURSEMENT INSTRUCTIONS

TO:	Tangiers Global, LLC

FROM:	Indoor Harvest Corp.

DATE:	October 10, 2017

Pursuant to that certain Fixed Convertible Promissory Note between the parties listed above and dated March 22, 2017, a disbursement of funds will take place in the amount and manner described below:

Please disburse to:
Amount to disburse:	$250,000
Form of distribution	Wire
Name	Indoor Harvest Corp.
Address
Wire Instructions:	ACCOUNT: Bank: Wells Fargo Bank ABA Routing Number: 121000248 Account Number: 8966517669 SWIFT Code: WFBIUS6S Account Name: Indoor Harvest Corp Phone: (281) 257-3229

TOTAL: $250,000

Indoor Harvest Corp.

By: _________________________________________ Dated: October 10, 2017

Name:

Its: